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                                                                   Exhibit 10.44

                            SHARE TRANSFER AGREEMENT

                                     BETWEEN

                  CHINA CHANG JIANG ENERGY CORPORATION (GROUP)

                                       AND

                         THE NEW WORLD POWER CORPORATION

                                     FOR THE

                      FUJIAN CHANG PING HYDRO POWER COMPANY

         1.       PREAMBLE

                  The Fujian Chang Ping Hydro Power Company, Ltd. (hereinafter referred to as Chang Ping Hydro) is a joint venture company established by China Chang Jiang Energy Corporation (Group) (Chang Jiang Power Development (Hong
Kong) Co. Ltd. (hereinafter referred to as "CCJEC") and Mingbei Hydroelectric Resource Mixed Development Company (hereinafter referred to as "Mingbei") in accordance with the laws of the Peoples Republic of China on Sino-Foreign Equity Joint Ventures and other laws and regulations of the PRC. The purpose of the Company is to invest, construct and operate the Fujian Nan Ping Xiayang Hydro Power Plant.

                  Whereas, CCJEC desires to transfer part of its share ownership of the Chang Ping Hydro to the New World Power Corporation (hereinafter referred to as "New World") in furtherance of the Joint Venture and Business Plan Agreement between CCJEC and New World, and New World desires to purchase the shares offered by CCJEC, then CCJEC and New World mutually agree as follows.

         2.       PARTIES TO THIS AGREEMENT

                  The Parties to this agreement are:

                  (a) The Chang Jiang Energy Corporation (Group) (Chang Jiang Power Development (Hong Kong) Co. Ltd., otherwise referred to as CCJEC), whose legal address is:

                           No. 124 Guangshang Yi Road
                           Hong Shang District
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                           Withan, Hubei Province
                           China (Room 1008-9, Hsin Teh Center, Hong Kong)

                  The legal representative for CCJEC is Yu Zhian, Chairman; and

                  (b) The New World Power Corporation, otherwise known as New World, whose legal address is:

                           The Farmhouse
                           558 Lime Rock Road
                           Lime Rock, CT 06039

                  The legal representative for New World is John D. Kuhns, Chairman.

         3.       TRANSFER OF SHARE OWNERSHIP

                  The total capital invested in Chang Ping Hydro is Three Hundred and One Million Eight Hundred Thousand Yuan ($301,800,000) in Renminbi, of which CCJEC has paid in ninety-five (95) percent and owns ninety-five (95) percent of the shares in Chang Ping Hydro. CCJEC will transfer, pursuant to the terms and conditions set forth in Section (4) (below), forty (40) percent of the shares its owns in Chang Ping Hydro to New World, and New World, pursuant to the terms and conditions set forth in Section (4) will pay CCJEC One Hundred Twenty Million Seven Thousand Yuan ($120,720,000) in Renminbi for the purchase of those shares. Upon transfer of shares, New World will agree to observe the Articles of Corporation, enjoy the rights granted pursuant to those articles, agree to assume the obligations related thereto, and be entitled to two of the seats on the Board of Directors currently held by CCJEC, which CCJEC shall immediately transfer to New World. One of the two directors shall be Vice Chairman of Chang Ping Hydro.

         4.       PAYMENT FOR SHARES

                  New World make its payment for the shares to CCJEC in either Renminbi or U.S. dollars, providing that CCJEC agrees that fifty (50) percent of the payment for the shares may be made in the form of stock in New World Power, at the option of New World. Payment for the shares shall be made in the following manner:

                  (a) The first payment, representing thirty (30) percent of the purchase price of the shares (Thirty-six Million Two Hundred Sixteen Thousand
Yuan), shall be made upon the satisfactory completion of the due diligence report to be made by New World.

                  (b) The second payment, representing thirty (30) percent of the purchase price (Thirty-six Million Two Hundred Sixteen Thousand Yuan), shall be made within ninety days (90) days after the effective date of this agreement;

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                  (c) The third and final payment for the shares, representing forty (40) percent of the purchase price (Forty-eight Million Two Hundred Eighty Eight Thousand Yuan), shall be made within one hundred eighty days (180) after the effective date of this agreement.

                  At the option of New World, all payments shall be made half in currency and half in New World Power stock.

         5.       FOREIGN EXCHANGE

                  New World may have its share of the profits of the company remitted to a country outside of China, and it shall be the responsibility of CCJEC to convert the profit distribution from Renminbi to U.S. dollars.

         6.       LANGUAGE

                  This Agreement shall be executed in both Chinese and English with four copies made of each version, and each party shall receive two copies of the Chinese version and two copies of the English version.

         7.       EFFECTIVE DATE

                  This Agreement shall take effect when it is signed by both parties and approved by the relevant departments of the government of the PRC.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

CHINA CHANG JIANG ENERGY CORPORATION (GROUP)


By:  /s/ Yu Zhian
     -----------------------
     Yu Zhian, Chairman


THE NEW WORLD POWER CORPORATION


By:  /s/ John D. Kuhns
     -----------------------
     John D. Kuhns, Chairman

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